ELECTROGLAS ANNOUNCES THIRD QUARTER

Fiscal 2008 Results

SAN JOSE, CALIF. —March 20, 2008— Electroglas, Inc. (Nasdaq:EGLS), a leading supplier of wafer probing and software solutions for the semiconductor industry, today reported its operating results for the third fiscal quarter ended March 1, 2008.

Revenue for the third quarter of fiscal 2008 was $11.6 million, a 2% increase over the second quarter of fiscal 2008 and an 18% increase over the third quarter of fiscal 2007.  Bookings for the quarter were $13.9 million, a 3% increase over the second quarter of fiscal 2008, and an 8% increase over the same period last year. The book to bill ratio for the quarter was 1.2 despite a difficult market environment for semiconductor capital equipment.  Net loss on a GAAP (Generally Accepted Accounting Principles) basis was $3.7 million, or $0.14 per share and $0.11 on a non-GAAP basis.  A reconciliation of non-GAAP operating results to GAAP results is included below.

“Despite soft business conditions for the industry, Electroglas had a very successful quarter,” stated Tom Rohrs, Chairman and CEO.  “We had a number of significant accomplishments in Q3.  Bookings reached $13.9 million, for the fourth consecutive quarterly increase and the highest level in six quarters.  Most importantly, we signed a Volume Purchase Agreement for EG6000s with Amkor, one of the world’s leading test and assembly companies.  This is a significant breakthrough in the ongoing market acceptance of the EG6000. We were granted two additional patents for our best in class technology. The transition of manufacturing to Flextronics continued with Flextronics providing 100% of the 200mm product in Q3.  Operating cash usage was $200 thousand, the lowest level in years.  In addition, we began a program to leverage our industry leading precision motion control technology by selling the standard EG6000 to OEMs specializing in micro assembly, inspection and MEMS applications.”

Fourth Fiscal Quarter 2008 Business Outlook
Electroglas expects revenue for the fourth fiscal quarter of 2008 to increase to the $12.5-$13.5 million range and to improve through the year as the Company’s products are adopted by new and existing customers.

Investor Conference Call Details
Electroglas’ management plans to hold a teleconference today beginning at 2:00 p.m. PT, 5:00 p.m. ET.  Interested parties who wish to attend the teleconference may call (866) 463-5401(United States) or (212) 457-9857; Participant PIN Code is 377887#, and is asked to do so approximately 10 minutes before the teleconference is scheduled to begin.  No reservations are required.  The teleconference will be available via webcast from the Company’s website at www.electroglas.com.

About Electroglas
Electroglas is a leading supplier of innovative wafer probers and software solutions for the semiconductor industry.  For more than 40 years, Electroglas has helped integrated device manufacturers (IDMs), wafer foundries and outsourced assembly and test (OSAT) suppliers improve the overall effectiveness of semiconductor manufacturers’ wafer testing. Headquartered in San Jose, California, the company has shipped more than 16,500 systems worldwide. Electroglas’ stock trades on the NASDAQ Global Market under the symbol “EGLS.” More information about the company and its products is available at www.electroglas.com.

Safe Harbor Statement
This news release contains forward-looking statements including statements relating to Electroglas’ business outlook; including our efforts to penetrate markets outside of wafer prober market and our expectations regarding revenue and new product adoption in the fourth fiscal quarter of 2008.  These forward-looking statements involve risks and uncertainties including, but not limited to, the risk of adverse changes in global and domestic economic conditions, a prolonged downturn in the semiconductor and electronics industries, a downturn or decrease in customer utilization rates, unforeseen technical difficulties related to the development and manufacture of Electroglas’ products, and a failure of its new products to achieve broad market acceptance as a result of competing technologies and an inability to successfully market our precision motion control technology to users outside wafer probe.  In addition, bookings are not necessarily indicative of sales or revenue in any future period.  Electroglas assumes no obligation to update this information.  For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Electroglas’ business in general, see the risk disclosures in Electroglas’ SEC filings, including its most recent annual report on Form 10-K for the year ended May 31, 2007, its quarterly reports on Form 10-Q and periodic reports on Form 8-K filed from time to time with the SEC.

- Condensed Financial Statements Attached -

ELECTROGLAS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per-share amounts)
(unaudited)

	Three months ended		Nine months ended
	March 1, 2008	March 3, 2007	March 1, 2008	March 3, 2007
Net sales	$ 11,553	$ 9,809	$ 33,425	$ 35,923
Cost of sales	8,635	6,729	23,813	26,969
Gross profit	2,918	3,080	9,612	8,954
Operating expenses:
Engineering, research and development	2,355	2,916	6,814	8,492
Sales, general and administrative	3,372	3,646	10,711	12,796
Restructuring and impairment charges	149	-	608	(25)
Indemnification release	-	(459)	-	(459)
Total operating expenses	5,876	6,103	18,133	20,804
Operating loss	(2,958)	(3,023)	(8,521)	(11,850)
Interest expense, net	(461)	(80)	(808)	(181)
Other expense, net	(205)	(13)	(502)	(128)
Loss before income taxes	(3,624)	(3,116)	(9,831)	(12,159)
Provision for income taxes	124	7	548	15
Net loss	$ (3,748)	$ (3,123)	$ (10,379)	$ (12,174)

Net loss per share, basic and diluted	$ (0.14)	$ (0.12)	$ (0.39)	$ (0.46)
Shares used in basic and diluted calculations	26,385	26,292	26,353	26,270

Reconciliation of GAAP to Non-GAAP Financial Measures Financial Information

In addition to disclosing results that are determined in accordance with Generally Accepted Accounting Principles (GAAP), Electroglas also discloses non-GAAP results of operations that exclude certain unusual charges, gains, or benefits.  Electroglas reports non-GAAP results to better assess and reflect operating performance.  These results are provided as a complement to results provided in accordance with GAAP.  Management believes the non-GAAP measure helps indicate underlying trends in Electroglas’ business, and management uses non-GAAP measures to establish operational goals.  Non-GAAP information should not be considered superior to or as a substitute for GAAP measures or data prepared in accordance with GAAP.

The following is a reconciliation of GAAP net loss to non-GAAP net loss (in thousands):

	(unaudited)		(unaudited)
	Three months ended		Nine months ended
	March 1, 2008	March 3, 2007	March 1, 2008	March 3, 2007
GAAP loss before income taxes	$ (3,624)	$ (3,116)	$ (9,831)	$ (12,159)
Non-GAAP adjustments:
Inventory Provision (1)	-	-	-	3,386
Duplicate Factory Costs (2)	818	-	1,572	-
Restructuring and impairment charges (3)	149	-	608	(25)
Indemnification Release	-	(459)	-	(459)
Non-GAAP loss before income taxes	(2,657)	(3,575)	(7,651)	(9,257)
Income tax provision	124	7	548	15
Non-GAAP net loss	$ (2,781)	$ (3,582)	$ (8,199)	$ (9,272)
Non-GAAP net loss per share, basic and diluted	$ (0.11)	$ (0.14)	$ (0.31)	$ (0.35)

The following is a reconciliation of GAAP gross profit to non-GAAP gross profit (in thousands):

	(unaudited)		(unaudited)
	Three months ended		Nine months ended
	March 1, 2008	March 3, 2007	March 1, 2008	March 3, 2007
GAAP gross profit	$ 2,918	$ 3,080	$ 9,612	$ 8,954
Non-GAAP adjustments:
Inventory Provision (1)	-	-	-	3,386
Duplicate Factory Costs (2)	818	-	1,572	-
Non-GAAP gross profit	3,736	3,080	11,184	12,340

Net sales	$ 11,553	$ 9,809	$ 33,425	$ 35,923
Non-GAAP gross margin	32%	31%	33%	34%

(1)
During Q1 2007, the Company reduced its forecast outlook for its Sidewinder product line.  In connection with this decision, the Company recorded a $3.4 million provision for excess inventory.  During Q2 2007, the Company sold fully reserved inventory of $0.6 million.

(2)	Freight, travel and overhead costs associated with the Company’s move from internal manufacturing in Singapore to contract manufacturing with Flextronics in China.
(3)
During Q1, Q2 and Q3 2008, the Company accrued restructuring costs related to the retention of employees in its Singapore factory of $0.1 million, $0.2 million, and $0.1 million respectively.  The Company also recorded a liability for a reduction in force in Europe of $0.2 million during Q1 2008.

ELECTROGLAS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 1, 2008	May 31, 2007
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$ 18,676	$ 30,788
Accounts receivable, net	9,150	9,855
Inventories	7,232	11,883
Restricted cash	-	500
Prepaid expenses and other current assets	5,885	2,355
Total current assets	40,943	55,381
Property, plant and equipment, net	3,428	4,779
Goodwill	1,942	1,942
Other assets	3,479	3,732
Total assets	$ 49,792	$ 65,834

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$ 8,148	$ 5,953
Accrued liabilities	5,846	6,347
Deferred revenue	1,038	1,036
Convertible subordinated notes	-	8,486
Total current liabilities	15,032	21,822
Convertible subordinated notes	23,421	22,851
Financial instrument related to convertible debt	-	3,192
Other non-current liabilities	2,122	2,466
Stockholders’ equity	9,217	15,503
Total liabilities and stockholders’ equity	$ 49,792	$ 65,834

Investor and Shareholder Contact:
Electroglas, Inc.
Candi Lattyak
Investor Relations
(408) 528-3801
clattyak@electroglas.com